RANGO ENERGY, INC (OTCBB: RAGO) 4651 SHELL ROAD, SUITE 140 RICHMOND, BC CANADA V6X 3M3 T: 1-888-224-6039 www.rangoenergy.com

NEWS RELEASE

Rango Energy adds Vincent Ramirez to Advisory Board

  CEO of Hangtown Energy, Vincent Ramirez, brings his expertise to Rango Energy

MINERAL WELLS, Texas, May 23, 2013 - Rango Energy Inc. (OTCBB: RAGO), an oil and gas exploration and development company, is very pleased to announce that Vincent Ramirez, the CEO of Hangtown Energy Inc. ("HEI") and successful oil and gas industry professional, has formally joined Rango Energy's Advisory board. On May 21, 2013 Rango announced that it has entered into a joint venture with HEI to drill the three Project Areas are the; Kettleman Middle Dome (KMD); the Elk Hills projects in the San Joaquin Valley; and the South Tapo Canyon project located in Simi Valley. All three project areas are located within producing oil fields. Hangtown Energy will be the operator at each of the areas.

Harp Sangha, Rango CEO stated, "Rango is rapidly developing joint venture relationship with projects and we are excited to have Vince agree to join our company to provide his experience and expertise in not only launching these first few projects, but to have his input and involvement in all future projects that we are exploring. He will add tremendous insight to Rango as we move forward."

Mr. Ramirez brings over 30 years of notable exploration and development experience to the team. As part of the Lundin Group and the former Chairman of Eastern Transnational Company in Russia (AOIL: Swedish Stock Exchange), he managed all financial, development and production activities of an 80-million barrel, 300 staff oil company in Siberia, from acquisition through drilling and construction of pipeline and processing facilities. As Operations Geologist for Shell Oil Company in Yemen, he oversaw exploration and development operations where his team raised production from zero to 400,000 barrels per day (ultimately yielding 320 MMBO). At Shell Western E&P he supervised asset exploration and development activities in California, helping raise production levels to 140,000 barrels per day. Mr. Ramirez has been involved in dozens of exploration efforts worldwide, with several notable discoveries.

Mr. Ramirez added, "I am very happy to join Rango's advisory board. We have a mutual enthusiasm and we all look forward to developing these important resources together with as much expedience and efficiency as is possible. With Rango's platform to fund our drilling efforts, and three exceptional development projects ready, we certainly expect to enjoy success together and look we look forward to future projects as well."

About Rango Energy

Rango Energy, Inc. is an exploration stage oil and natural gas company with a strategy to identify, evaluate, explore, and develop new opportunities for oil and natural gas production across North America.

For further information please contact:

Rango Energy Inc.

Toll Free: 1 (888) 224-6039
www.rangoenergy.com

Safe Harbor Statement

Certain information contained in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates", "intends" or "believes", or that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur", or "be achieved".

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made, and are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the SEC. Such risks and other factors include, among others, the ability to locate and acquire suitable interests in oil and gas properties on terms acceptable to the Company, the availability of financing on acceptable terms, accidents, labor disputes, acts of God and other risks of the oil and gas industry including, without limitation, risk of liability under environmental protection legislation, delays in obtaining governmental approvals or permits, title disputes or claims limitations on insurance coverage. The Company believes that the expectations reflected in the forward-looking statements included in this news release are reasonable; however, no assurance can be given that these expectations will prove to be correct, and such forward-looking statements should not be unduly relied upon.  The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.